Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TC Global, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 28, 2009 as filed with the Securities and Exchange Commission on August 12, 2009 (the “Report”), I, Carl W. Pennington, President and Principal Executive Officer of the, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Carl W. Pennington, Sr.
Carl W. Pennington, Sr.
Chief Executive Officer
August 12, 2009

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